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                                                                     EXHIBIT 23

    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 033-22638, No. 033-51452, No. 033-60187, No.
333-46159 and No. 333-63662) of Clean Harbors, Inc. of our report dated March 31, 2005 with respect to our opinion relating to the consolidated financial statements and financial statement schedule and April 29, 2005 with respect to our opinions relating to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.


PricewaterhouseCoopers LLP
Boston, Massachusetts
April 29, 2005